UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Hostess Brands, Inc. (the “Company”) today announced that Mr. William Toler has informed the Company that he plans to retire as the Company’s President and Chief Executive Officer on March 1, 2018 or sooner if his successor is appointed prior to that time. Mr. Toler intends to remain on the Board of Directors.

(e)

On January 1, 2018, Mr. Toler will vest in 75,000 shares of his previously awarded restricted stock in accordance with the terms of the award. Following his retirement, Mr. Toler will remain eligible for payment under the 2017 incentive plan assuming that bonuses are approved by the Board of Directors for senior executives. He will also be eligible to continue coverage under the Company’s health insurance plan at the employee contribution rate through December 31, 2018 and will provide the Company with a customary release and non-compete agreement.

Item 7.01.	Regulation FD Disclosure

On October 12, 2017, the Company issued a press release announcing Mr. Toler’s planned retirement, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued on October 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: October 12, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer